Exhibit 5.1

May 19, 2006

Schlumberger Limited

153 East 53rd Street, 57th Floor

New York, New York 10022-4624

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Schlumberger N.V. (Schlumberger Limited), a corporation organized under the laws of the Netherlands Antilles (“Schlumberger”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Schlumberger of the resale of 4,636,341 shares of common stock, par value $0.01 per share, of Schlumberger (the “Shares”), certain legal matters in connection with the Shares are being passed on for you by me. At your request, this opinion is being furnished for filing as Exhibit 5.1 to the Registration Statement.

I am a member of the bars of the State of New York and of the District of Columbia, and not of any other jurisdiction. I am not admitted to practice in, nor do I hold myself out as an expert on the laws of, the Netherlands Antilles. I have, however, consulted with the law firm of STvB, counsel qualified to practice in the Netherlands Antilles. Insofar as the opinions expressed below involve conclusions as to matters governed by the laws of the Netherlands Antilles, I am relying on the opinion of such counsel.

In my capacity as General Counsel and Secretary of Schlumberger, I am familiar with the Articles of Incorporation and Bylaws of Schlumberger, each as amended to date, have familiarized myself with the matters discussed herein and have examined all statutes and other records, instruments and documents pertaining to Schlumberger and the matters discussed herein that I deem necessary to examine for the purpose of this opinion. I have assumed that all signatures on all documents examined by me are genuine, that all documents submitted to me as originals are accurate and complete, that all documents submitted to me as copies are true and correct copies of the originals thereof and that all information submitted to me was accurate and complete.

Based on my examination as aforesaid, I am of the opinion that the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the reference to me under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellen Summer, Esq.
Ellen Summer, Esq.